Exhibit 99.1

Apollo Global Management, LLC Reports Third Quarter 2013 Results

•	Apollo declares a distribution of $1.01 per Class A share for the third quarter of 2013

•	Total economic net income (“ENI”) of $529 million for the third quarter ended September 30, 2013 compared to $379 million for the same period in 2012

•	ENI after taxes per share of $1.34 for the third quarter ended September 30, 2013, compared to $0.98 per share for the same period in 2012

•	Total realized gains from carried interest income of $639 million for the third quarter ended September 30, 2013, compared to $230 million for the same period in 2012

•
Total assets under management (“AUM”) of $112.7 billion as of September 30, 2013, compared to $109.7 billion as of September 30, 2012, which includes new capital raised of $4.0 billion and $1.5 billion for the third quarter ended September 30, 2013 and 2012, respectively

•	U.S. GAAP net income attributable to Apollo Global Management, LLC of $193 million for the third quarter ended September 30, 2013, compared to $83 million for the same period in 2012

•
Subsequent to the end of the third quarter of 2013, Athene Holding Ltd. closed its acquisition of Aviva USA. As a result of the transaction, pro-forma AUM for Apollo at September 30, 2013 was approximately $157 billion.

New York, November 7, 2013 - Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the third quarter ended September 30, 2013.
Apollo reported ENI after taxes of $528.6 million for the third quarter ended September 30, 2013, compared to $379.0 million for the same period in 2012. The $149.6 million increase in ENI was driven by favorable performance in Apollo's Incentive Business, which reported ENI of $552.1 million for the third quarter ended September 30, 2013, compared to $380.4 million for the same period in 2012. The $171.7 million year-over-year increase in ENI for the Incentive Business was largely the result of higher carried interest income from Apollo's private equity segment during the third quarter of 2013 compared to the same period in 2012.
Apollo's total AUM was $112.7 billion as of September 30, 2013, an increase of $3.0 billion compared to $109.7 billion as of September 30, 2012. Fee-generating AUM was $79.3 billion as of September 30, 2013, an increase of $1.6 billion compared to $77.7 billion as of September 30, 2012. Subsequent to the end of the third quarter of 2013, Athene Holding Ltd. (together with its subsidiaries, “Athene”), for which Apollo currently provides a full suite of investment management services, closed its acquisition of the U.S. annuity operations of Aviva plc (“Aviva USA”). As a result of that transaction, pro-forma AUM for Apollo at September 30, 2013 was approximately $157 billion.
U.S. GAAP results for the third quarter ended September 30, 2013 included net income attributable to Apollo Global Management, LLC of $192.5 million, or $1.13 per Class A share, compared to $82.8 million, or $0.55 per Class A share, for the third quarter ended September 30, 2012.
“Apollo delivered strong results in the third quarter of 2013 driven by solid gains across our investment portfolio,” said Leon Black, Chairman and Chief Executive Officer. “Our value-oriented, opportunistic and flexible approach to investing has produced a steady stream of realizations and yielded $3.95 of cash per share for our shareholders during the past four quarters. In addition, we have raised nearly $14 billion of new capital across the firm in the past four quarters, positioning us to capitalize on attractive investment opportunities as they present themselves."
Combined Segments
Total revenue for Apollo's combined segments was $1,153.4 million for the third quarter ended September 30, 2013, an increase of $394.3 million, or 52%, compared to the same period in 2012, driven primarily by a $376.2 million increase in total carried interest income. Total expenses for Apollo’s combined segments were $584.9 million for the third quarter ended September 30, 2013, an increase of $206.7 million, or 55%, compared to the same period in 2012, driven primarily by an increase in profit sharing expense.
Total revenue for Apollo's Management Business was $203.2 million for the third quarter ended September 30, 2013, an increase of $18.1 million, or 10%, from the same period in 2012. This includes management fee revenues of $165.2 million for the third quarter ended September 30, 2013, an increase of $5.0 million, or 3%, from the same period in 2012. There was also $28.9 million of advisory and transaction fees for the third quarter ended September 30, 2013, an increase of $13.7 million from the same period in 2012, primarily due to increased monitoring fees related to Athene in the third quarter of 2013.
Total expenses for Apollo's Management Business were $160.3 million for the third quarter ended September 30, 2013, an increase of $19.9 million from the same period in 2012. Total compensation expenses, including salary and benefits and equity-based compensation, were $97.8 million for the third quarter of 2013, an increase of $16.5 million from the same period in 2012. The year-over-year increase in compensation expenses was primarily driven by increased headcount across Apollo’s platform in connection with the company's continued growth. Non-compensation expenses for Apollo's Management Business were $62.5 million during the third quarter of 2013, an increase of $3.4 million from the same period in 2012.
Apollo's Incentive Business reported $950.2 million of total carried interest income for the third quarter ended September 30, 2013, an increase of $376.2 million from the same period in 2012. As a result of the increase in carried interest income, Apollo reported total profit sharing expense of $424.6 million for the third quarter ended September 30, 2013, an increase of $186.8 million from the same period in 2012. The increase in total carried interest income during the third quarter of 2013 was driven by increased valuations of a number of investments held by funds managed within Apollo's private equity segment, including Sprouts Farmers Market, Inc. and Athlon Energy, both of which completed initial public offerings during the quarter. During the third quarter ended September 30, 2013 the Incentive Business generated $638.9 million of realized gains, which was largely attributable to dispositions relating to a number of investments held by funds managed by

Apollo, including LyondellBasell, Realogy, Evertec, Berry Plastics, Norwegian Cruise Lines, and Countrywide.
Private Equity Segment
Apollo's Private Equity segment generated ENI of $538.8 million for the third quarter ended September 30, 2013, compared to $236.5 million for the third quarter ended September 30, 2012. The year-over-year increase was largely driven by higher carried interest income of $852.4 million for the third quarter of 2013, compared to $340.6 million for the third quarter of 2012.
Apollo's private equity funds continued to perform well as measured by internal rate of return (“IRR”) and appreciated by 18% during the third quarter ended September 30, 2013. From its inception in 2008 through September 30, 2013, Fund VII generated an annual gross and net IRR of 38% and 29%, respectively. Fund VI, which began investing in 2006, generated an annual gross and net IRR of 15% and 12%, respectively, since its inception through September 30, 2013. The combined fair value of Apollo's private equity funds, including AP Alternative Assets, L.P. (“AAA”), was 65% above cost as of September 30, 2013. Uncalled private equity commitments were $16.1 billion as of September 30, 2013 and $0.1 billion of private equity capital was deployed during the third quarter ended September 30, 2013.
During the third quarter, Apollo raised approximately $3.3 billion for its newest flagship private equity fund, Apollo Investment Fund VIII, L.P. ("Fund VIII"), bringing total committed capital for the fund to $10.0 billion through September 30, 2013. As of today, Apollo has received total fund commitments of approximately $12 billion for Fund VIII.
Management fees from Apollo's private equity segment were $64.8 million for the third quarter ended September 30, 2013, which decreased by $3.7 million compared to the same period in 2012 due to a change in the contribution from funds generating management fees and their respective fee basis. Total Management Business expenses within the private equity segment were $61.3 million for the third quarter of 2013, which increased by $11.1 million compared to the same period in 2012. As of September 30, 2013, Apollo's private equity segment AUM was $42.8 billion, compared to $39.0 billion at September 30, 2012.
Credit Segment
Apollo's credit segment generated ENI of $79.2 million for the third quarter ended September 30, 2013, compared to ENI of $198.7 million for the third quarter of 2012. The year-over-year decrease in ENI resulted from a decrease in carried interest income, which was $94.5 million for the third quarter of 2013, compared to $228.6 million for the third quarter of 2012.
Management fees from Apollo's credit segment were $87.0 million for the third quarter ended September 30, 2013, which increased by $6.2 million, or 8%, compared to the same period in 2012. Total Management Business expenses within the credit segment were $80.0 million for the third quarter of 2013, which increased by $4.0 million compared to the same period in 2012. As of September 30, 2013, Apollo's credit segment AUM was $59.4 billion, compared to $60.1 billion at September 30, 2012.
Real Estate Segment
Apollo's Real Estate segment had an economic net loss of $3.1 million for the third quarter of 2013, compared to a loss of $1.7 million for the third quarter of 2012. Total revenues for the real estate segment during the third quarter of 2013 were $16.7 million, an increase of $1.0 million, or 6%, compared to the same period in 2012. As of September 30, 2013, Apollo's real estate segment AUM was $9.3 billion, compared to $8.1 billion at September 30, 2012.
Capital and Liquidity
As of September 30, 2013, Apollo had $1,137 million of cash and cash equivalents and $728 million of debt. These amounts exclude cash and debt associated with Apollo's consolidated funds and consolidated variable interest entities (“VIEs”). As of September 30, 2013, Apollo had a $2,332 million carried interest receivable and corresponding profit sharing payable of $1,078 million, as well as total investments in its private equity, credit and real estate funds of $425 million, excluding investments held by consolidated VIEs and consolidated funds.
Distribution
Apollo Global Management, LLC has declared a third quarter 2013 cash distribution of $1.01 per Class A share, which comprises a regular quarterly distribution of $0.07 per Class A share and a distribution of $0.94 per Class A share primarily attributable to fund realizations. This distribution will be paid on November 29, 2013 to holders of record at the close of business on November 22, 2013. Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its net after tax cash flow in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, Apollo cannot assure its shareholders that they will receive any distributions.
Conference Call
Apollo will host a conference call on Thursday, November 7, 2013 at 10:00 a.m. ET. During the call, Marc Spilker, President, Martin Kelly, Chief Financial Officer, and Gary Stein, Head of Corporate Communications, will review Apollo's financial results for the third quarter ended September 30, 2013. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 73061311 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo's website at www.agm.com.
Following the call, a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 73061311. To access the audio webcast, please visit Events in the Investor Relations section of Apollo's website at www.agm.com.
About Apollo
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $113 billion as of September 30, 2013, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com

Contact Information
For inquiries regarding Apollo, please contact:
Gary M. Stein
Head of Corporate Communications
Apollo Global Management, LLC
212-822-0467
gstein@apollolp.com

Noah Gunn
Investor Relations Manager
Apollo Global Management, LLC
212-822-0540
ngunn@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, LLC
(212) 843-8590
czehren@rubenstein.com
Forward-Looking Statements
This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo's expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company's Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2013, and such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Advisory and transaction fees from affiliates	$28,961	$15,149	$141,465	$112,162
Management fees from affiliates	151,127	147,611	456,644	418,115
Carried interest income from affiliates	952,001	549,613	2,340,314	1,170,467
Total Revenues	1,132,089	712,373	2,938,423	1,700,744
Expenses:
Compensation and benefits:
Equity-based compensation	20,832	144,407	109,619	435,387
Salary, bonus and benefits	81,266	64,647	223,944	204,666
Profit sharing expense	424,542	237,797	975,406	506,680
Total Compensation and Benefits	526,640	446,851	1,308,969	1,146,733
Interest expense	7,179	7,136	22,291	29,083
Professional fees	18,752	11,490	56,477	39,849
General, administrative and other	21,720	24,028	70,698	66,810
Placement fees	3,185	4,292	15,663	13,344
Occupancy	9,849	9,644	29,803	27,360
Depreciation and amortization	12,790	16,567	41,603	37,021
Total Expenses	600,115	520,008	1,545,504	1,360,200
Other Income:
Net gains from investment activities	74,045	20,463	127,294	149,957
Net gains (losses) from investment activities of consolidated variable interest entities	78,601	(45,475)	91,264	(29,913)
Income from equity method investments	32,236	40,779	80,116	83,191
Interest income	3,304	3,277	9,444	7,093
Other income, net	22,634	8,304	26,710	1,959,669
Total Other Income	210,820	27,348	334,828	2,169,997
Income before income tax provision	742,794	219,713	1,727,747	2,510,541
Income tax provision	(47,204)	(21,917)	(83,922)	(47,127)
Net Income	695,590	197,796	1,643,825	2,463,414
Net income attributable to Non-controlling Interests	(503,074)	(115,005)	(1,143,594)	(2,323,966)
Net Income Attributable to Apollo Global Management, LLC	$192,516	$82,791	$500,231	$139,448
Distributions Declared per Class A Share	$1.32	$0.24	$2.94	$0.95
Net Income Per Class A Share:
Net Income Available to Class A Share – Basic	$1.13	$0.55	$3.11	$0.93
Net Income Available to Class A Share –Diluted	$1.13	$0.55	$3.08	$0.93
Weighted Average Number of Class A Shares – Basic	142,829,913	128,980,438	137,165,119	126,909,962
Weighted Average Number of Class A Shares – Diluted	146,212,984	131,635,202	140,423,929	129,309,716

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Summary of Combined Segment Results for Management Business and Incentive Business:

	Three Months Ended							Nine Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2012	September 30, 2013
Management Business:
Advisory and transaction fees from affiliates	$27.3	$70.0	$15.2	$37.5	$47.4	$65.1	$28.9	$112.5	$141.4
Management fees from affiliates	130.0	156.4	160.2	176.4	164.3	169.3	165.2	446.6	498.8
Carried interest income from affiliates:
Realized gains	9.6	9.2	9.7	9.3	9.0	10.1	9.1	28.5	28.2
Total management business revenues	166.9	235.6	185.1	223.2	220.7	244.5	203.2	587.6	668.4
Equity-based compensation(1)	18.9	14.1	16.7	19.2	17.4	16.8	16.5	49.7	50.7
Salary, bonus and benefits	65.1	74.9	64.6	70.0	73.4	69.3	81.3	204.6	224.0
Interest expense	11.4	10.2	7.5	8.0	7.5	7.6	7.2	29.1	22.3
Professional fees	11.3	16.5	10.9	24.6	15.4	21.6	18.4	38.7	55.4
General, administrative and other	18.7	23.1	23.9	20.9	22.6	25.9	21.3	65.7	69.8
Placement fees	0.9	8.1	4.3	9.0	9.4	3.1	3.2	13.3	15.7
Occupancy	8.7	9.0	9.7	9.8	9.8	10.2	9.8	27.4	29.8
Depreciation and amortization(2)	2.4	2.4	2.8	2.6	2.9	2.9	2.6	7.6	8.4
Total non-compensation expenses	53.4	69.3	59.1	74.9	67.6	71.3	62.5	181.8	201.4
Total management business expenses	137.4	158.3	140.4	164.1	158.4	157.4	160.3	436.1	476.1
Other income (loss)	7.0	(4.5)	11.1	7.4	7.2	5.2	22.8	13.6	35.2
Non-controlling interest(3)	(1.4)	(2.4)	(2.7)	(2.2)	(3.5)	(3.2)	(2.8)	(6.5)	(9.5)
Management Business Economic Net Income	35.1	70.4	53.1	64.3	66.0	89.1	62.9	158.6	218.0
Incentive Business:
Carried interest income:
Unrealized gains (losses)	474.3	(52.8)	344.2	400.7	771.4	(574.9)	311.3	765.7	507.8
Realized gains	149.8	56.0	229.8	561.6	345.2	840.5	638.9	435.6	1,824.6
Total carried interest income	624.1	3.2	574.0	962.3	1,116.6	265.6	950.2	1,201.3	2,332.4
Profit sharing expense:
Unrealized profit sharing expense	178.4	(10.8)	124.7	133.8	272.8	(219.6)	165.3	292.3	218.5
Realized profit sharing expense	70.7	30.7	113.1	231.6	150.8	346.8	259.3	214.5	756.9
Total profit sharing expense	249.1	19.9	237.8	365.4	423.6	127.2	424.6	506.8	975.4
Other income, net	—	—	—	—	—	0.2	2.5	—	2.7
Net gains (losses) from investment activities	3.4	(13.1)	2.1	6.5	4.0	(5.7)	(7.1)	(7.6)	(8.8)
Income from equity method investments	48.5	1.4	42.1	29.2	29.4	19.3	31.1	92.0	79.8
Other income (loss)	51.9	(11.7)	44.2	35.7	33.4	13.8	26.5	84.4	73.7
Incentive Business Economic Net Income (Loss)	426.9	(28.4)	380.4	632.6	726.4	152.2	552.1	778.9	1,430.7
Total Economic Net Income	462.0	42.0	433.5	696.9	792.4	241.3	615.0	937.5	1,648.7
Income Tax Provision on Economic Net Income(4)	(39.7)	(23.3)	(54.5)	(41.1)	(51.1)	(43.5)	(86.4)	(117.5)	(181.0)
Total Economic Net Income After Taxes	$422.3	$18.7	$379.0	$655.8	$741.3	$197.8	$528.6	$820.0	$1,467.7
Non-GAAP Weighted Average Diluted Shares Outstanding (in millions)	383.6	386.0	386.9	388.3	392.1	393.8	394.8	385.5	393.7
Total ENI After Taxes per Share	$1.10	$0.05	$0.98	$1.69	$1.89	$0.50	$1.34	$2.13	$3.73

(1)
The combined amounts relate to restricted share units (“RSUs”) (excluding RSUs granted in connection with the 2007 private placement) and share options. Excludes equity-based compensation expense comprising amortization of Apollo Operating Group (“AOG”) units.

(2)	Includes amortization of leasehold improvements.

(3)	Reflects the remaining interest held by certain individuals who receive an allocation of income from certain of the credit management companies.

(4)	See the definition of ENI After Taxes in the non-GAAP financial information and definitions section of this press release.

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Private Equity Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2012	September 30, 2013
Management Business:
Advisory and transaction fees from affiliates	$23.2	$61.5	$9.6	$27.4	$24.5	$41.8	$5.6	$94.3	$71.9
Management fees from affiliates	67.0	69.2	68.5	72.3	66.3	65.7	64.8	204.7	196.8
Total management business revenues	90.2	130.7	78.1	99.7	90.8	107.5	70.4	299.0	268.7
Equity-based compensation	7.8	7.4	7.2	8.8	8.4	7.5	7.5	22.4	23.4
Salary, bonus and benefits	30.8	37.8	25.7	34.2	32.4	30.6	32.7	94.3	95.7
Other expenses	20.8	23.9	17.3	21.3	21.9	26.8	21.1	62.0	69.8
Total management business expenses	59.4	69.1	50.2	64.3	62.7	64.9	61.3	178.7	188.9
Other income (loss)	3.3	(3.2)	2.9	1.7	1.6	0.9	6.7	3.0	9.2
Management Business Economic Net Income	34.1	58.4	30.8	37.1	29.7	43.5	15.8	123.3	89.0
Incentive Business:
Carried interest income:
Unrealized gains (losses)	326.0	(37.7)	152.4	414.2	697.6	(509.7)	318.3	440.7	506.2
Realized gains	122.1	43.4	188.2	458.9	293.4	738.2	534.1	353.7	1,565.7
Total carried interest income	448.1	5.7	340.6	873.1	991.0	228.5	852.4	794.4	2,071.9
Profit sharing expense:
Unrealized profit sharing expense	153.7	(9.1)	70.2	129.2	256.0	(199.6)	129.0	214.8	185.4
Realized profit sharing expense	50.6	22.9	89.6	195.4	128.3	306.9	224.0	163.1	659.2
Total profit sharing expenses	204.3	13.8	159.8	324.6	384.3	107.3	353.0	377.9	844.6
Income from equity method investments	30.6	1.9	24.9	16.6	22.6	12.1	23.6	57.4	58.3
Total other income	30.6	1.9	24.9	16.6	22.6	12.1	23.6	57.4	58.3
Incentive Business Economic Net Income (Loss)	274.4	(6.2)	205.7	565.1	629.3	133.3	523.0	473.9	1,285.6
Total Economic Net Income	$308.5	$52.2	$236.5	$602.2	$659.0	$176.8	$538.8	$597.2	$1,374.6

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Credit Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2012	September 30, 2013
Management Business:
Advisory and transaction fees from affiliates	$4.1	$7.9	$5.6	$10.0	$21.8	$22.0	$23.3	$17.6	$67.1
Management fees from affiliates	52.6	74.3	80.8	92.0	84.4	90.4	87.0	207.7	261.8
Carried interest income from affiliates:
Realized gains	9.6	9.2	9.7	9.3	9.0	10.1	9.1	28.5	28.2
Total management business revenues	66.3	91.4	96.1	111.3	115.2	122.5	119.4	253.8	357.1
Equity-based compensation	8.1	4.3	6.9	7.7	6.5	7.1	5.9	19.3	19.5
Salary, bonus and benefits	27.6	31.2	31.7	32.3	34.3	32.0	39.7	90.5	106.0
Other expenses	25.9	39.2	37.4	46.6	38.4	38.2	34.4	102.5	111.0
Total management business expenses	61.6	74.7	76.0	86.6	79.2	77.3	80.0	212.3	236.5
Other income (loss)	2.9	(0.7)	7.5	5.3	4.5	4.0	15.3	9.7	23.8
Non-controlling interest	(1.4)	(2.4)	(2.7)	(2.2)	(3.5)	(3.2)	(2.8)	(6.5)	(9.5)
Management Business Economic Net Income	6.2	13.6	24.9	27.8	37.0	46.0	51.9	44.7	134.9
Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	148.3	(16.7)	187.0	(17.5)	73.2	(58.8)	(10.3)	318.6	4.1
Realized gains	26.0	10.0	41.6	102.3	51.5	102.1	104.8	77.6	258.4
Total carried interest income (loss)	174.3	(6.7)	228.6	84.8	124.7	43.3	94.5	396.2	262.5
Profit sharing expense:
Unrealized profit sharing expense	24.7	(2.9)	51.1	2.5	16.5	(15.5)	34.5	72.9	35.5
Realized profit sharing expense	18.6	6.8	22.7	32.0	22.0	39.3	34.8	48.1	96.1
Total profit sharing expense	43.3	3.9	73.8	34.5	38.5	23.8	69.3	121.0	131.6
Other income, net	—	—	—	—	—	0.2	2.5	—	2.7
Net gains (losses) from investment activities	3.4	(13.1)	2.1	6.5	4.0	(5.7)	(7.1)	(7.6)	(8.8)
Income (loss) from equity method investments	17.7	(0.7)	16.9	12.2	6.9	6.4	6.7	33.9	20.0
Total other income (loss)	21.1	(13.8)	19.0	18.7	10.9	0.9	2.1	26.3	13.9
Incentive Business Economic Net Income (Loss)	152.1	(24.4)	173.8	69.0	97.1	20.4	27.3	301.5	144.8
Total Economic Net Income (Loss)	$158.3	$(10.8)	$198.7	$96.8	$134.1	$66.4	$79.2	$346.2	$279.7

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Real Estate Segment:

	Three Months Ended							Nine Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2012	September 30, 2013
Management Business:
Advisory and transaction fees from affiliates	$—	$0.6	$—	$0.1	$1.1	$1.3	$—	$0.6	$2.4
Management fees from affiliates	10.4	12.9	10.9	12.1	13.6	13.2	13.4	34.2	40.2
Total management business revenues	10.4	13.5	10.9	12.2	14.7	14.5	13.4	34.8	42.6
Equity-based compensation	3.0	2.4	2.6	2.7	2.5	2.2	3.1	8.0	7.8
Salary, bonus and benefits	6.7	5.9	7.2	3.5	6.7	6.7	8.9	19.8	22.3
Other expenses	6.7	6.2	4.4	6.9	7.3	6.0	7.1	17.3	20.4
Total management business expenses	16.4	14.5	14.2	13.1	16.5	14.9	19.1	45.1	50.5
Other income (loss)	0.8	(0.6)	0.7	0.4	1.1	0.3	0.8	0.9	2.2
Management Business Economic Net Loss	(5.2)	(1.6)	(2.6)	(0.5)	(0.7)	(0.1)	(4.9)	(9.4)	(5.7)
Incentive Business:
Carried interest income:
Unrealized gains (losses)	—	1.6	4.8	4.0	0.6	(6.4)	3.3	6.4	(2.5)
Realized gains	1.7	2.6	—	0.4	0.3	0.2	—	4.3	0.5
Total carried interest income	1.7	4.2	4.8	4.4	0.9	(6.2)	3.3	10.7	(2.0)
Profit sharing expense:
Unrealized profit sharing expense	—	1.2	3.4	2.1	0.3	(4.5)	1.8	4.6	(2.4)
Realized profit sharing expense	1.5	1.0	0.8	4.2	0.5	0.6	0.5	3.3	1.6
Total profit sharing expense	1.5	2.2	4.2	6.3	0.8	(3.9)	2.3	7.9	(0.8)
Income (Loss) from equity method investments	0.2	0.2	0.3	0.3	(0.1)	0.8	0.8	0.7	1.5
Incentive Business Economic Net Income (Loss)	0.4	2.2	0.9	(1.6)	—	(1.5)	1.8	3.5	0.3
Total Economic Net (Loss) Income	$(4.8)	$0.6	$(1.7)	$(2.1)	$(0.7)	$(1.6)	$(3.1)	$(5.9)	$(5.4)

APOLLO GLOBAL MANAGEMENT, LLC
RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) ATTRIBUTABLE TO APOLLO GLOBAL MANAGEMENT TO ECONOMIC NET INCOME
(UNAUDITED)
(dollars in millions)
Reconciliation of U.S. GAAP Net Income (Loss) Attributable to Apollo Global Management, LLC to Economic Net Income:

	Three Months Ended							Nine Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	September 30, 2012	September 30, 2013
Net Income (Loss) Attributable to Apollo Global Management, LLC	$98.0	$(41.3)	$82.7	$171.6	$249.0	$58.7	$192.5	$139.4	$500.2
Impact of non-cash charges related to equity-based compensation:
AOG units	116.2	116.1	116.2	132.4	15.0	15.0	—	348.5	30.0
RSUs - Private placement awards(1)	13.3	11.0	10.9	10.9	11.4	11.0	3.3	35.2	25.7
ARI restricted stock awards, ARI RSUs and AMTG RSUs	0.4	0.4	0.5	0.4	1.3	0.5	0.6	1.3	2.4
AAA RDUs	0.1	0.3	0.3	0.3	0.3	0.2	0.3	0.7	0.8
Total non-cash charges related to equity-based compensation	130.0	127.8	127.9	144.0	28.0	26.7	4.2	385.7	58.9
Income tax provision	14.6	10.6	21.9	18.3	18.6	18.1	47.2	47.1	83.9
Amortization of intangible assets associated with the 2007 reorganization and acquisitions	6.1	9.6	13.7	13.6	11.6	11.3	10.3	29.4	33.2
Net income (loss) attributable to Non-controlling Interests in Apollo Operating Group	213.3	(64.7)	187.3	349.4	485.2	126.5	360.8	335.9	972.5
Economic Net Income	$462.0	$42.0	$433.5	$696.9	$792.4	$241.3	$615.0	$937.5	$1,648.7

(1)	Represents RSU awards granted in connection with the 2007 private placement.

APOLLO GLOBAL MANAGEMEN, LLC
ASSETS UNDER MANAGEMENT
(UNAUDITED)
Assets Under Management—Fee-Generating and Non-Fee Generating
The table below sets forth fee-generating and non-fee generating AUM by segment as of September 30, 2013 and 2012 and December 31, 2012. Changes in market conditions, the additional funds raised and strategic acquisitions have had significant impacts to our AUM:

	As of September 30,				As of December 31,
	2013		2012		2012
	(in millions)
Total Assets Under Management	$112,687	(1)	$109,702	(1)	$113,379	(1)
Fee-generating	79,343		77,676		81,934
Non-fee generating	33,344	(1)	32,026	(1)	31,445	(1)

Private Equity	42,767		38,983		37,832
Fee-generating	27,059		28,146		27,932
Non-fee generating	15,708		10,837		9,900

Credit	59,359		60,107		64,406	(2)
Fee-generating	46,625		45,302		49,518	(2)
Non-fee generating	12,734		14,805		14,888	(2)

Real Estate	9,339		8,129		8,800	(2)
Fee-generating	5,659		4,228		4,484	(2)
Non-fee generating	3,680		3,901		4,316	(2)

(1)
As of September 30, 2013 and 2012 and December 31, 2012, includes $1.2 billion, $2.5 billion, and $2.3 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within our three segments.

(2)	Includes fee-generating and non-fee generating AUM as of September 30, 2012 for certain publicly traded vehicles managed by Apollo.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT
(UNAUDITED)
The following tables summarize changes in total AUM and total AUM for each of our segments for the three and nine months ended September 30, 2013 and 2012:

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2013		2012		2013		2012
	(in millions)
Change in Total AUM:
Beginning of Period	$113,116	(1)	$104,893	(1)	$113,379	(1)	$75,222
Income	5,327		3,616		11,661		8,453
Subscriptions/Capital raised	4,022		1,538		12,148		8,130
Other inflows/Acquisitions	—		—		—		19,928
Distributions	(6,259)		(2,367)		(16,841)		(5,950)
Redemptions	(104)		(283)		(1,122)		(1,036)
Leverage	(3,415)		2,305		(6,538)		4,955
End of Period	$112,687	(1)	$109,702	(1)	$112,687	(1)	$109,702	(1)
Change in Private Equity AUM:
Beginning of Period	$40,213		$38,228		$37,832		$35,384
Income	4,131		2,017		8,646		5,765
Subscriptions/Capital raised	3,332		247		9,170		275
Distributions	(4,210)		(1,438)		(11,781)		(3,016)
Redemptions	—		—		(19)		—
Net segment transfers	56		110		1,118		267
Leverage	(755)		(181)		(2,199)		308
End of Period	$42,767		$38,983		$42,767		$38,983
Change in Credit AUM:
Beginning of Period	$62,212		$56,108		$64,406		$31,867
Income	991		1,346		2,887		2,281
Subscriptions/Capital raised	690		1,207		1,990		4,335
Other inflows/Acquisitions	—		—		—		19,928
Distributions	(1,568)		(633)		(4,209)		(1,878)
Redemptions	(104)		(283)		(813)		(763)
Net segment transfers	(184)		(99)		(679)		(738)
Leverage	(2,678)		2,461		(4,223)		5,075
End of Period	$59,359		$60,107		$59,359		$60,107
Change in Real Estate AUM:
Beginning of Period	$9,473		$7,861		$8,800		$7,971
Income	197		253		116		407
Subscriptions/Capital raised	—		84		988		473
Distributions	(477)		(296)		(847)		(1,056)
Redemptions (2)	—		—		(290)		(273)
Net segment transfers	128		202		688		1,035
Leverage	18		25		(116)		(428)
End of Period	$9,339		$8,129		$9,339		$8,129

(1)
As of September 30, 2013 and 2012, June 30, 2013 and 2012, and December 31, 2012 includes $1.2 billion, $2.5 billion, $1.2 billion, $2.7 billion, and $2.3 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within our three segments.

(2)	Represents release of unfunded commitments primarily related to two legacy Citi Property Investors ("CPI") real estate funds that were past their investment periods.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT
(UNAUDITED)
The following tables summarize changes in total fee-generating AUM and fee-generating AUM for each of our segments for the three and nine months ended September 30, 2013 and 2012:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(in millions)		(in millions)
Change in Total Fee-Generating AUM:
Beginning of Period	$79,290	$77,449	$81,934	$58,121
Income	956	352	1,989	641
Subscriptions/Capital raised	10,240	1,328	12,403	4,351
Other inflows/Acquisitions	—	—	—	17,576
Distributions	(1,865)	(966)	(5,017)	(2,420)
Redemptions	(27)	(278)	(737)	(738)
Net movements between Fee-Generating and Non-Fee Generating	(7,229)	72	(6,808)	(546)
Leverage	(2,022)	(281)	(4,421)	691
End of Period	$79,343	$77,676	$79,343	$77,676
Change in Private Equity Fee-Generating AUM:
Beginning of Period	$26,014	$27,754	$27,932	$28,031
Income	274	(2)	348	132
Subscriptions/Capital raised	9,586	240	9,629	268
Distributions	(788)	(365)	(2,026)	(716)
Redemptions	—	—	(19)	—
Net segment transfers	50	—	246	—
Net movements between Fee-Generating and Non-Fee Generating	(7,333)	121	(7,523)	360
Leverage	(744)	398	(1,528)	71
End of Period	$27,059	$28,146	$27,059	$28,146
Change in Credit Fee-Generating AUM:
Beginning of Period	$47,507	$45,509	$49,518	$26,553
Income	618	320	1,603	449
Subscriptions/Capital raised	654	1,028	1,858	3,809
Other inflows/Acquisitions	—	—	—	17,576
Distributions	(749)	(418)	(2,378)	(1,322)
Redemptions	(27)	(278)	(718)	(738)
Net segment transfers	(178)	(129)	(884)	(718)
Net movements between Fee-Generating and Non-Fee Generating	78	(51)	519	(927)
Leverage	(1,278)	(679)	(2,893)	620
End of Period	$46,625	$45,302	$46,625	$45,302
Change in Real Estate Fee-Generating AUM:
Beginning of Period	$5,769	$4,186	$4,484	$3,537
Income	64	34	38	60
Subscriptions/Capital raised	—	60	916	274
Distributions	(328)	(183)	(613)	(382)
Net segment transfers	128	129	638	718
Net movements between Fee-Generating and Non-Fee Generating	26	2	196	21
End of Period	$5,659	$4,228	$5,659	$4,228

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)
Investment Record
Private Equity
The following table summarizes the investment record of our private equity funds. All amounts are as of September 30, 2013, unless otherwise noted:

							As of September 30, 2013				As of December 31, 2012
	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	Gross IRR		Net IRR		Gross IRR		Net IRR
		(in millions)
Fund VIII(2)(3)	-	$9,968	$—	$—	$—	$—	NM	(3)	NM	(3)	NM	(3)	NM	(3)
AION(2)(3)	-	277	17	—	17	17	NM	(3)	NM	(3)	NM	(3)	NM	(3)
ANRP(3)	2012	1,323	348	18	381	399	NM	(3)	NM	(3)	NM	(3)	NM	(3)
Fund VII	2008	14,676	14,750	17,038	11,806	28,844	38%		29%		35%		26%
Fund VI	2006	10,136	11,819	11,390	9,548	20,938	15		12		11		9
Fund V	2001	3,742	5,192	12,339	475	12,814	61		44		61		44
Fund IV	1998	3,600	3,481	6,767	39	6,806	12		9		12		9
Fund III	1995	1,500	1,499	2,692	—	2,692	18		11		18		11
Fund I, II & MIA(4)	1990/92	2,220	3,773	7,924	—	7,924	47		37		47		37
Totals		$47,442	$40,879	$58,168	$22,266	$80,434	39%	(5)	26%	(5)	39%	(5)	25%	(5)

		Current Net Asset Value as of September 30, 2013	Total Return
	Vintage Year		For the Three Months Ended September 30, 2013	For the Nine Months Ended September 30, 2013	For the Year Ended December 31, 2012
		(in millions)
AAA(6)	2006	$1,734.7	19%	11%	20%

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.

(2)	Fund VIII and AION Capital Partners Limited ("AION") were launched during 2013 and 2012, respectively, and a vintage year has not yet been established for these funds.

(3)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(4)
Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III were excluded assets in connection with the 2007 reorganization of Apollo Global Management, LLC. As a result, Apollo Global Management, LLC did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with our managing partners and other investment professionals.

(5)	Total IRR is calculated based on total cash flows for all funds presented.

(6)
AAA completed its initial public offering in June 2006 and is the sole limited partner in AAA Investments, L.P. (“AAA Investments”). AAA was originally designed to give investors in its common units exposure as a limited partner to certain of the strategies that we employ and allowed us to manage the asset allocations to those strategies by investing alongside our private equity funds and directly in our credit funds and certain other opportunistic investments that we sponsor and manage. On October 31, 2012, AAA and AAA Investments consummated a transaction whereby a wholly-owned subsidiary of AAA Investments contributed substantially all of its investments to Athene in exchange for common shares of Athene Holding, Ltd., cash and a short term promissory note (the “AAA Transaction”). After the AAA Transaction, Athene was AAA’s only material investment and as of September 30, 2013, AAA, through its investment in AAA Investments, was the largest shareholder of Athene Holding Ltd. with an approximate 72.5% ownership stake (without giving effect to restricted common shares issued under Athene’s management equity plan). Additional information related to AAA can be found on its website www.apolloalternativeassets.com. The information contained in AAA’s website is not part of this press release.

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)
Credit
The following table summarizes the investment record for certain funds and strategic investment accounts (“SIAs”) with a defined maturity date and internal rate of return since inception, which is computed for the purposes of this table based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. Apollo also manages collateralized loan obligations (“CLOs”) within our credit segment, which had total AUM of approximately $9.8 billion as of September 30, 2013. Such CLO performance information is not included in the following credit investment record tables. All amounts are as of September 30, 2013, unless otherwise noted:

								As of September 30, 2013				As of December 31, 2012
	Strategy	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	Gross IRR		Net IRR		Gross IRR		Net IRR
			(in millions)
ACRF II(2)	Structured Credit	2012	$104.4	$160.6	$2.6	$118.6	$121.2	NM	(4)	NM	(4)	NM	(4)	NM	(4)
EPF II(3)(5)	Non-Performing Loans	2012	3,644.6	566.5	96.8	566.1	662.9	NM	(4)	NM	(4)	NM	(4)	NM	(4)
FCI(3)	Structured Credit	2012	558.8	443.2	15.0	592.0	607.0	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AESI(3)(5)	European Credit	2011	480.9	701.3	436.7	340.9	777.6	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AEC(3)	European Credit	2012	292.5	432.8	246.7	195.4	442.1	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AIE II(5)	European Credit	2008	279.3	881.9	1,171.3	188.8	1,360.1	19.1%		15.6%		19.4%		15.6%
COF I	U.S. Performing Credit	2008	1,484.9	1,611.3	3,317.5	1,020.7	4,338.2	30.4		27.4		30.7		27.6
COF II	U.S. Performing Credit	2008	1,583.0	2,176.4	2,575.0	537.9	3,112.9	13.8		11.2		14.3		11.7
EPF I(5)	Non-Performing Loans	2007	1,751.7	2,225.6	1,993.9	1,253.4	3,247.3	20.6		14.2		18.6		11.6
ACLF	U.S. Performing Credit	2007	984.0	1,448.5	2,262.5	119.3	2,381.8	13.0		11.2		13.0		11.2
Artus	U.S. Performing Credit	2007	106.6	190.1	225.9	—	225.9	7.0		6.8		7.0		6.8
Totals			$11,270.7	$10,838.2	$12,343.9	$4,933.1	$17,277.0

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.

(2)
As part of the acquisition of Stone Tower Capital, LLC (“Stone Tower”), Apollo acquired the manager of Apollo Structured Credit Recovery Master Fund II, Ltd. (“ACRF II”). Apollo became the manager of this fund upon completing the acquisition on April 2, 2012.

(3)
Apollo European Strategic Investment, L.P. (“AESI”) was launched during 2011 and established its vintage year in the fourth quarter of 2011. Apollo European Principal Finance Fund II, L.P. (“EPF II”), Apollo European Credit Master Fund, L.P, ("AEC"), and Financial Credit Investment I, L.P. (“FCI”) deployed capital prior to their vintage year and had their final capital raises in 2012, establishing their vintage year.

(4)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(5)	Funds are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.35 as of September 30, 2013.

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)
The following table summarizes the investment record for certain funds and SIAs with no maturity date. All amounts are as of September 30, 2013, unless otherwise noted:

				Net Return
	Strategy	Vintage Year	Net Asset Value as of September 30, 2013	Since Inception to September 30, 2013		For the Nine Months Ended September 30, 2013		For the Nine Months Ended September 30, 2012		Since Inception to December 31, 2012		For the Year Ended December 31, 2012
			(in millions)
ACSP(1)	Opportunistic Credit	2012	$232.9	NM	(2)	NM	(2)	NM	(2)	NM	(2)	NM	(2)
ACSF(3)	Opportunistic Credit	2011	210.1	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
STCS(3)	Opportunistic Credit	2010	36.1	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
SOMA(4)	Opportunistic Credit	2007	642.3	55.2		7.1		14.1%		44.9%		15.1%
ACF(3)	U.S. Performing Credit	2005	2,206.6	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
Value Funds(5)	Opportunistic Credit	2003/2006	353.1	75.0		5.3		10.1		66.2		10.8
Totals			$3,681.1

(1)
Apollo Centre Street Partnership, L.P. (“ACSP”) is a strategic investment account with $615.0 million of committed capital. Net asset value is presented for the primary mandate and excludes investments in other Apollo funds.

(2)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(3)
As part of the Stone Tower acquisition, Apollo acquired the manager of Apollo Credit Strategies Master Fund Ltd. (“ACSF”), Stone Tower Credit Solutions Master Fund Ltd. (“STCS”), and Apollo Credit Master Fund Ltd. (“ACF”). As of September 30, 2013, the net returns from inception for ACSF, ACF and STCS were 34.1%, 0.8%, and 40.6% respectively. These returns were primarily achieved during a period in which Apollo did not make the initial investment decisions. Apollo became the manager of these funds upon completing the acquisition on April 2, 2012.

(4)	Net asset value and returns are for the primary mandate and excludes Apollo Special Opportunities Managed Account, L.P.’s (“SOMA”) investments in other Apollo funds.

(5)	Value Funds consist of Apollo Strategic Value Master Fund, L.P., together with its feeder funds, and Apollo Value Investment Master Fund, L.P., together with its feeder funds.
The following table summarizes the investment record for our publicly traded vehicles in our credit segment as of September 30, 2013:

						Net Returns
	Strategy	IPO Year(1)	Raised Capital(2)	Gross Assets	Current Net Asset Value	Since Inception to September 30, 2013		For the Nine Months Ended September 30, 2013
		(in millions)
AIF(3)	U.S. Performing Credit	2013	$275.7	$414.9	$276.9	NM	(4)	NM	(4)
AFT(3)	U.S. Performing Credit	2011	294.6	448.2	294.8	18.4%		6.2%
AMTG(5)	Structured Credit	2011	790.7	3,771.1	765.0	NM	(4)	NM	(4)
AINV(6)	Opportunistic Credit	2004	2,977.7	3,153.7	1,833.2	54.7		5.3
			$4,338.7	$7,787.9	$3,169.9

(1)
An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange. AIF, AFT, and AMTG are publicly traded vehicles traded on the New York Stock Exchange ("NYSE"). AINV is a public investment company traded on the National Association of Securities Dealers Automated Quotation ("NASDAQ").

(2)	Amounts represent raised capital net of offering and issuance costs.

(3)
The Apollo Senior Floating Rate Fund Inc. (“AFT”) and Apollo Tactical Income Fund Inc. (“AIF”) completed their initial public offerings during the first quarter of 2011 and 2013, respectively. Gross Assets represents total managed assets of these closed-end funds. Refer to www.agmfunds.com for the most recent financial information on AFT and AIF. The information contained in AFT’s and AIF’s websites is not part of this press release.

(4)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(5)	Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained in AMTG’s website is not part of this press release.

(6)
Net return for AINV represents net asset value return including reinvested dividends. Refer to www.apolloic.com for the most recent public financial information on AINV. The information contained in AINV’s website is not part of this press release. All amounts are as of June 30, 2013.

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)
Real Estate
The following table summarizes the investment record for certain funds and SIAs with a defined maturity date and internal rate of return since inception, which for the purposes of this table is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. All amounts are as of September 30, 2013, unless otherwise noted:

												As of September 30, 2013				As of December 31, 2012
	Vintage Year	Committed Capital	Current Net Asset Value	Total Invested Capital		Realized		Unrealized(1)		Total Value		Gross IRR		Net IRR		Gross IRR		Net IRR
		(in millions)
AGRE U.S. Real Estate Fund, L.P(3)	2012	$793.4	$429.7	$393.9		$3.9		$422.8		$426.7		NM	(2)	NM	(2)	NM	(2)	NM	(2)
AGRE Debt Fund I, LP	2011	716.1	733.7	712.2		54.9		728.8		783.7		13.0%		10.8%		NM	(2)	NM	(2)
2011 A4 Fund, L.P.	2011	234.7	214.5	930.8		—		928.5		928.5		14.6		12.7		NM	(2)	NM	(2)
AGRE CMBS Fund, L.P.	2009	418.8	87.6	1,572.9		—		399.6		399.6		13.6		11.4		14.1%		11.8%
CPI Capital Partners North America	2006	600.0	64.9	452.5		315.9		58.8		374.7		16.8	(4)	11.9	(4)	NM	(4)	NM	(4)
CPI Capital Partners Asia Pacific	2006	1,291.6	448.5	1,156.4		1,108.8		463.9		1,572.7		32.9	(4)	29.3	(4)	NM	(4)	NM	(4)
CPI Capital Partners Europe(5)	2006	1,571.8	582.2	1,037.2		171.7		554.0		725.7		3.0	(4)	1.2	(4)	NM	(4)	NM	(4)
CPI Other(6)	Various	2,383.5	867.6	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)	NM	(6)	NM	(6)	NM	(6)	NM	(6)
Totals		$8,009.9	$3,428.7	$6,255.9		$1,655.2		$3,556.4		$5,211.6

(1)	Figures include estimated fair value of unrealized investments.

(2)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(3)
AGRE U.S. Real Estate Fund, L.P., a closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held closings in January 2011, June 2011 and April 2012 for a total of $263.2 million in base capital commitments and $450 million in additional capital commitments. Additionally, there was $80.2 million of co-invest commitments raised, which is included in the figures in the table above.

(4)
As part of the CPI acquisition, Apollo acquired general partner interests in fully invested funds. The gross and net IRRs are presented in the investment record table above since acquisition on November 12, 2010. The net IRRs from the inception of the respective fund to September 30, 2013 were (7.4)%, 6.4% and (10.0)% for the CPI Capital Partners North America, Asia Pacific and Europe funds, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010.

(5)	CPI Capital Partners Europe is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.35 as of September 30, 2013.

(6)
CPI Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Return and certain other performance data are therefore not considered meaningful as we perform primarily an administrative role.

The following table summarizes the investment record for Apollo Commercial Real Estate Finance, Inc. (“ARI”) as of September 30, 2013:

	IPO Year	Raised Capital	Gross Assets	Current Net Asset Value
	(in millions)
ARI(1)	2009	$714.6	$952.8	$682.9

(1)	ARI is a public company traded on the NYSE. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained in ARI’s website is not part of this press release.

APOLLO GLOBAL MANAGEMENT, LLC
SUPPLEMENTAL SEGMENT INFORMATION (UNAUDITED)
Athene and SIAs

As of September 30, 2013, Athene Asset Management LLC had $16.4 billion of total AUM in accounts owned by or related to Athene, of which approximately $7.1 billion, was either sub-advised by Apollo or invested in Apollo funds and investment vehicles. Of the approximately $7.1 billion of assets, the vast majority were in sub-advisory managed accounts that manage high grade credit asset classes, such as CLO debt, commercial mortgage backed securities, and insurance-linked securities.
In addition to certain funds and SIAs included in the investment record tables and capital deployed from certain SIAs across our private equity, credit and real estate funds, we also managed an additional approximate $6.7 billion of total AUM in SIAs as of September 30, 2013. The above investment record tables exclude certain funds and SIAs with an aggregate AUM of approximately $5.0 billion as of September 30, 2013, which were excluded because management deemed them to be immaterial.
Supplemental Segment Information
Private Equity Dollars Invested and Uncalled Commitments
The following table summarizes the private equity dollars invested during the specified reporting periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(in millions)
Private equity dollars invested	$120	$78	$1,488	$2,719
The following table summarizes the uncalled private equity commitments as of September 30, 2013 and 2012, and December 31, 2012:

	As of September 30, 2013	As of December 31, 2012	As of September 30, 2012
	(in millions)
Uncalled private equity commitments	$16,125	$7,464	$7,105
Cost and Fair Value of our Funds’ Investments by Segment
The following table provides a summary of the cost and fair value of our funds’ investments by segment:

	As of September 30, 2013	(1)	As of September 30, 2012	As of December 31, 2012	(1)
	(in millions)
Private Equity:
Cost	$14,548		$16,386	$16,927
Fair Value	24,002		25,353	25,867
Credit:
Cost	$15,416	(3)	$15,978	$15,097	(2)
Fair Value	15,865	(3)	17,460	16,287	(2)
Real Estate:
Cost	$4,515		$3,883	$3,848	(2)
Fair Value	4,402		3,550	3,680	(2)

(1)	Cost and fair value amounts are presented for investments of the funds that are listed in the investment record tables.

(2)	AMTG and ARI amounts are as of September 30, 2012.

(3)	AINV amounts are as of June 30, 2013.
As of September 30, 2013, approximately 73% of the value of our fund investments on a gross basis was determined using market-based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 27% was determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, credit and real estate segments, the percentage determined using market-based valuation methods as of September 30, 2013 was 62%, 86% and 50%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC
CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME
(LOSS) SUMMARY (UNAUDITED)
The table below presents an analysis of our (i) carried interest receivable and (ii) realized and unrealized carried interest income (loss) for our combined segments’ Incentive Business as of and for the three and nine months ended September 30, 2013:

	As of September 30, 2013		For the Three Months Ended September 30, 2013			For the Nine Months Ended September 30, 2013
	Carried Interest Receivable		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)
	(in millions)
Private Equity Funds:
Fund VII	$905.4		$51.0	$286.6	$337.6	$1.2	$871.8	$873.0
Fund VI	758.0		197.4	231.1	428.5	487.7	598.0	1,085.7
Fund V	39.3		(28.2)	16.4	(11.8)	(95.0)	95.9	0.9
Fund IV	8.0		(2.5)	—	(2.5)	(2.9)	—	(2.9)
AAA/Other (1)(2)	208.9		100.6	—	100.6	115.2	—	115.2
Total Private Equity Funds	1,919.6		318.3	534.1	852.4	506.2	1,565.7	2,071.9
Credit Funds:
U.S. Performing Credit	146.1		(65.3)	95.9	30.6	(101.6)	200.8	99.2
Opportunistic Credit	53.1		5.0	—	5.0	40.8	8.8	49.6
Structured Credit	51.1		7.3	7.1	14.4	26.0	8.2	34.2
European Credit	22.3		5.1	1.8	6.9	9.0	7.6	16.6
Non-Performing Loans	131.8		37.6	—	37.6	29.9	33.0	62.9
Total Credit Funds	404.4		(10.3)	104.8	94.5	4.1	258.4	262.5
Real Estate Funds:
CPI Funds	6.6		1.9	—	1.9	(3.9)	0.5	(3.4)
AGRE U.S. Real Estate Fund, L.P.	1.4		1.4	—	1.4	1.4	—	1.4
Total Real Estate Funds	8.0		3.3	—	3.3	(2.5)	0.5	(2.0)
Total	$2,332.0	(3)	$311.3	$638.9	$950.2	$507.8	$1,824.6	$2,332.4

(1)	Includes certain strategic investment accounts.

(2)
Includes $80.3 million of carried interest receivable from AAA Investments' investment in Athene Holding Ltd., which may be settled in shares of Athene Holding Ltd. (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding Ltd. to the AAA unitholders; in the event there is not a distribution of shares, the receivable will be settled in cash. During the three and the nine months ended September 30, 2013, the Company earned $7.6 million and $11.3 million, respectively from AAA Investments' investment in Athene Holding Ltd.

(3)
There was a corresponding profit sharing payable of $1,078.0 million million as of September 30, 2013 that resulted in a net carried interest receivable amount of $1,254.0 million as of September 30, 2013. Included within profit sharing payable are contingent consideration obligations of $128.5 million.

APOLLO GLOBAL MANAGEMENT, LLC
SUPPLEMENTAL SHARE INFORMATION (UNAUDITED)
The table below presents Non-GAAP weighted average diluted shares outstanding for the three and nine months ended September 30, 2013 and 2012:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Total GAAP Weighted Average Outstanding Class A Shares:
Basic	142,829,913	128,980,438	137,165,119	126,909,962
Non-GAAP Adjustments:
AOG units	231,230,636	240,000,000	235,535,012	240,000,000
Vested RSUs(1)	20,728,513	17,966,334	20,838,687	18,623,887
Non-GAAP Weighted Average Diluted Shares Outstanding	394,789,062	386,946,772	393,538,818	385,533,849

(1)
Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

The table below presents Non-GAAP diluted shares outstanding as of September 30, 2013 and 2012:

	As of September 30,
	2013	2012
Total GAAP Outstanding Class A Shares:
Basic	143,700,234	129,874,286
Non-GAAP Adjustments:
AOG units	231,230,636	240,000,000
Vested RSUs(1)	20,290,037	18,354,474
Non-GAAP Diluted Shares Outstanding	395,220,907	388,228,760

(1)
Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

Note: In addition to fully diluted shares outstanding above, there were approximately 4.0 million and 5.3 million unvested RSUs that participate in distributions as of September 30, 2013 and 2012, respectively.

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Non-GAAP Financial Information
Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”):

•
Economic Net Income, or ENI, as well as ENI After Taxes are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management also believes the components of ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following:

—	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

—	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

—
Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in such funds and those of the company’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on the company’s performance and growth for the year.

These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to RSUs granted in connection with the 2007 private placement and amortization of AOG units, income tax expense, amortization of intangibles associated with the 2007 reorganization as well as acquisitions and Non-controlling Interests excluding the remaining interest held by certain individuals who receive an allocation of income from certain of our credit management companies. In addition, segment data excludes the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements.

•
ENI After Taxes represents ENI adjusted to reflect income tax provision on ENI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC. The assumptions and methodology impact the implied income tax provision which is consistent with those methodologies and assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition of ENI.

•
ENI After Taxes per Share represents ENI After Taxes which is divided by Non-GAAP Weighted Average Diluted Shares Outstanding. We believe ENI After Taxes per Share provides useful information to shareholders because management uses ENI After Taxes per Share as the basis to derive our earnings available for the determination of distributions to Class A shareholders.

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

•
Non-GAAP Weighted Average Diluted Shares Outstanding is calculated using the GAAP Weighted Average Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 231,230,636 Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining ENI After Taxes per Share described above.

•
Non-GAAP Diluted Shares Outstanding is calculated using the GAAP Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 231,230,636 Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions.

Definitions

•
Assets Under Management, or AUM, refers to the investments we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of:

(i)
the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii)
the net asset value of our credit funds, other than certain CLOs, which we measure by using the mark-to-market value of the aggregate principal amount of the underlying collateralized loan obligation) or certain CLO and collateralized debt obligation credit funds that have a fee generating basis other than mark-to-market assets or liabilities, plus used or available leverage and/or capital commitments;

(iii)
the gross asset value or net asset value of our real estate entities and the structured portfolio company investments included within the funds we manage, which includes the leverage used by such structured portfolio companies;

(iv)	the incremental value associated with the reinsurance investments of the portfolio company assets that we manage; and

(v)
the fair value of any other investments that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.

We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•
Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, are generally based on the total value of certain structured portfolio company investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

•	Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following:

(i)	fair value above invested capital for those funds that earn management fees based on invested capital;

(ii)	net asset values related to general partner and co-investment ownership;

(iii)	unused credit facilities;

(iv)	available commitments on those funds that generate management fees on invested capital;

(v)	structured portfolio company investments that do not generate monitoring fees; and

(vi)	the difference between gross asset and net asset value for those funds that earn management fees based on net asset value.
We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

•
Private equity dollars invested is the aggregate amount of dollars invested by certain of Apollo’s private equity funds during a given period, which we believe is a useful supplemental measure because it provides shareholders with information about the capital deployed for investment opportunities in a given period.

•
Uncalled private equity commitments represents unfunded capital commitments that certain of Apollo’s private equity funds have received from its limited partners to contribute capital to fund future or current investments and expenses, which we believe is a useful supplemental measure because it provides shareholders with information about the unfunded capital commitments available to be deployed for future or current investments and expenses for our private equity funds.

•
“Gross IRR” of a fund represents the cumulative investment-related cash flows for all of the investors in the fund on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on September 30, 2013 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.

•
“Net IRR” of a fund means the gross IRR applicable to all investors, including related parties which may not pay fees, net of management fees, organizational expenses, transaction costs, and certain other fund expenses (including interest incurred by the fund itself). The realized and the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid to investors of the fund to the extent that an Apollo fund exceeds all requirements detailed within the applicable fund agreement.